Exhibit 10.2

MEMBERSHIP INTEREST EXCHANGE AGREEMENT

This Membership Interest Exchange Agreement made this as of the 20th day of December 2007 by and among between SFH I Acquisition Corp., a Delaware corporation, with a principal place of business located at 17395 N. Bay Road Suite 102 Sunny Isles, Florida 33160, (the “Company” or “the Corporation”), Pharmco, LLC, a Florida limited liability company with a principal place of business located at 901 North Miami Beach Blvd., North Miami Beach, Florida 33162(“Pharmco"), together with each of the members of Pharmco (as hereinafter defined).

Recitals:

A. The Corporation has offered to issue ten million shares of its common stock, $.0001 par value (the "Common Stock), to the holders of Membership Interests of Pharmco (the "Pharmco Membership Holders") in exchange for their contribution to the Corporation of all of the issued and outstanding membership interests of Pharmco (the “Pharmco Membership Interests”).

B. The respective Boards of Directors of the Corporation and Pharmco have determined that, subject to the terms, conditions, agreements, representations and warranties set forth herein, the exchange contemplated herein will serve the general welfare and advantage of their respective businesses.

C. Subject to the terms and conditions set forth herein, the Pharmco Members desire to contribute and exchange all of the Pharmco Membership Interests for shares of Common Stock of the Corporation in the manner hereinafter set forth herein.

D. The exchange is intended to comply with the requirements of Section 368 of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and the interpretive rulings issued pursuant thereto.

NOW, THEREFORE, in consideration of the foregoing recitals, as well as the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
EXCHANGE PROVISIONS

1.1  Contribution.

Subject to the terms and conditions hereinafter set forth:

(a) Each Pharmco Member agrees to contribute, transfer, assign and convey at Closing all of their Pharmco Membership Interests to the Corporation, together with all other rights, claims and interests he or she may have with respect to Pharmco or its respective assets, and all claims he may have against its officers and directors, including, but not limited to, all rights to unpaid dividends and all claims and causes of action arising from or in connection with the ownership of Pharmco Membership Interests or its issuance, excluding any right, claim or interest of same arising under this Agreement or in connection with the transaction contemplated by this Agreement. Each Pharmco Member shall deliver to the Company at Closing all of his membership certificates representing the Pharmco Membership Interests.

(b) The Corporation agrees to issue to each Pharmco Member the Member’s pro rata portion of the total number of Membership Interests to be issued to the Pharmco Members.

(c) Attached hereto and marked Schedule 1.1 is a list of the Pharmco Members, the number of Membership Interests and/or their pro rata share in the outstanding Membership Interests each owns as of the date of this Agreement and the number of shares of Common Stock each will receive at Closing.

1.2 No Registration.

(a) Each of the Pharmco Members acknowledges and agrees that:

(i) The Common Stock to be issued to the Pharmco Members (the "Exchanged Corporation Stock") is being issued to Pharmco Members without registration under applicable federal and state securities laws in reliance upon certain exemptions from registration under such securities laws;

(ii) Each member has had the opportunity to ask questions of and receive answers from the Corporation, Pharmco and their respective executive officers concerning their businesses and the Exchanged Corporation Stock and all such inquiries have been completed to his satisfaction;

(iii) Each certificate representing shares of the Exchanged Corporation Stock will bear a legend restricting its transfer, sale, conveyance or hypothecation, unless such Exchanged Corporation Stock is either registered under applicable securities laws or an exemption from such registration is applicable, and provided that if an exemption from registration is claimed, the Corporation may require an opinion of legal counsel that, as a result of such exemption, registration under the securities laws is not required to transfer, sell, convey or hypothecate such Exchanged Corporation Stock;

(iv) Each member shall not transfer any Exchanged Corporation Stock except in compliance with all applicable securities laws;

(v) Each member has a pre-existing personal or business relationship with the Company or its officers, directors, agents or controlling persons, and has relied, if at all, on the advice of such persons in electing to participate in the transaction herein contemplated and not on any representations of the Corporation other than those expressly set forth herein, or by reason of his business or financial experience could be reasonably assumed to have the capacity to protect his own interest in connection with the transaction;

(vi) Each member is acquiring the Exchanged Corporation Stock for his own account, for investment purposes only and not with a view to the sale or distribution thereof;

(vii) He has not received any general solicitation or general advertising regarding the acquisition of the Exchanged Corporation Stock;

(viii) He is capable of evaluating the merits and risks of an investment in the Common Stock because he is a sophisticated investor by virtue of his prior investments and has experience in investments similar in nature to the Common Stock, including investments in unlisted and unregistered securities, and has knowledge and experience in financial and business matters in general; and

(ix.) Each member agrees and understands that the terms and conditions of this Agreement were not negotiated in an arm’s length transaction as the manager of Pharmco is also the president of the Company.

1.6  Closing. Consummation of the contemplated transaction shall take place on the date that all the conditions set forth herein are satisfied or waived by the appropriate parties at the offices of Jeffrey G. Klein, P.A., 2600 North Military Trail, Suite 270 Boca Raton, FL 33431 or at another time or place that is mutually agreeable to the parties hereto, or on such other date at such other time as may be mutually agreed upon in writing by the parties hereto (the "Closing").

ARTICLE II
THE CORPORATION'S REPRESENTATIONS AND WARRANTIES

The Corporation hereby makes the following representations and warranties to the Pharmco Members and Pharmco, each of which the Corporation represents to be true and correct on the date hereof and (except as the Corporation may notify Pharmco in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Corporation to be true and correct at the time of the Closing.

2.1  Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein. Except as set forth in the Corporation’s filings with the Securities and Exchange Commission, the Corporation does not have any subsidiary or equity interest in any entity. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of the Corporation have been filed with the Securities and Exchange Commission and are available at www.sec.gov.

2.2  Stock Ownership. The authorized capital stock of the Corporation consists of one hundred twenty million shares of
Common Stock, consisting of one hundred million shares of Common Stock and twenty million shares of Preferred Stock. There are currently ten million shares of common stock issued and outstanding. There are no preferred shares outstanding. The Company is currently in negotiation for the possible issuance of an additional 45 million shares of common stock in connection with a potential acquisition.

All the issued and outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and nonassessable. Upon tender of the Pharmco membership interests in the manner contemplated in Section 1.1 hereof, legal and beneficial ownership of the Exchanged Corporation Stock shall be transferred to and vested in the Pharmco Members free and clear of all encumbrances,except those required by Rule 144 of the Securities Act,and all the Exchanged Corporation Stock shall be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Corporation having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Corporation may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Corporation is a party or by which it is bound obligating the Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Corporation or obligating the Corporation to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Corporation to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Corporation.

2.3  Authority and Approval of Agreement.

(a) The execution and delivery of this Agreement by the Corporation and the performance of all the Corporation's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the Corporation pursuant to applicable law. The Corporation has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b) This Agreement and any other documents, instruments and agreements executed by the Corporation in connection herewith constitute the valid and legally binding agreements of the Corporation, enforceable against the Corporation in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

2.4  No Violations.

Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Corporation in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Corporation, any provision of any contract to which the Corporation may be bound, any judgment or any law; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the Exchanged Corporation Stock or any other capital stock of the Corporation; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, the Corporation.

2.5  Financial Statements. The financial statements as filed by the Corporation with the Securities and Exchange Commission set forth the financial condition of the Company. The Financial Statements are true, correct and complete, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and accurately reflect the Corporation's financial condition and the results of the Corporation's operations for the periods and as of the dates which they purport to cover.

2.6  Conduct Since Date of Balance Sheet. Except as disclosed in Schedule 2.6 hereto or as otherwise set forth herein none of the following has occurred since the date of the Balance Sheet:

(a) Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of the Corporation, nor are there any circumstances known to the Corporation which might result in such a material adverse change or such an effect;

(b) Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

(c) Any cancellation by the Corporation, without payment in full, of any obligation to the Corporation of any shareholder, director, officer or employee of the Corporation (or any member of their respective families), or any entity in which any shareholder, director or officer of the Corporation (or any member of their respective families) has any direct or indirect interests;

(d) Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

(e) Any agreement obligating the Corporation to do or take any of the actions referred to in this Section 2.7 outside the ordinary course of business.

2.7  Labor Matters. The Corporation is not and has never been a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, Pharmco, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement other than with Byron Webb. No former employee of the Corporation has any claim against the Corporation (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time-off or pay in lieu of vacation or time-off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against the Corporation arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

2.8  Environmental Matters. The Corporation has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where the Corporation has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the Corporation, and no polychlorinated biphenyls are used or stored at any property owned or leased by the Corporation.

2.9  Books and Records. The Corporation's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of the Corporation's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which the Corporation is or was a party or by which the Corporation or any of its assets are or were affected.

2.10  Taxes. Except as otherwise disclosed in this Agreement, or any applicable SEC filings, all taxes due, owing and payable by the Corporation have been fully paid. The amounts set up as provision for taxes on the Balance Sheet are sufficient for the payment of all accrued and unpaid taxes of the Corporation, whether or not disputed. The amount set up as provision for taxes on the Corporation's books and records for the current fiscal year through the Closing shall be sufficient for the payment of all accrued and unpaid taxes of the Corporation, whether or not disputed, for such period. No claim for any tax due from or assessed against the Corporation is being contested by the Corporation. None of the Corporation's tax returns or reports has been audited by the Internal Revenue Service or any state or local tax authority, and the Corporation has not received any notice of deficiency or other adjustment from the Internal Revenue Service or any state or local tax authority. There are no agreements, waivers or other arrangements providing an extension of time with respect to the assessment of any tax against the Corporation, nor are there any tax proceedings now pending or threatened against the Corporation. No state of facts exists or has existed, nor has any event occurred, which would constitute grounds for the assessment of any further tax against the Corporation.

2.11  Litigation. The Corporation is not a party to, the subject of, or threatened with any litigation nor, to the best of the Corporation's knowledge, is there any basis for any litigation. The Corporation is not contemplating the institution of any litigation.

2.12  Other Liabilities. No claim of breach of contract, tort, product liability or other claim, contingent or otherwise, has been asserted or threatened against the Corporation nor, to the best of the Corporation's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against the Corporation. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

2.13  Judgments. There is no outstanding judgment against the Corporation. There is no health or safety problem involving or affecting the Corporation. There are no open workers compensation claims against the Corporation, or any other obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, director, officer, employee or agent of the Corporation, or any heir or personal representative thereof, against the Corporation or any successor to the businesses of the Corporation.

2.14  Improper Payments. Neither the Corporation, nor any of its current or former shareholders, directors, officers or employees or agents, nor any person acting on behalf of the Corporation, has, directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or assets of the Corporation were donated, lent or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. The Corporation has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the Corporation's books and records, or which account was not listed, titled or identified in the name of the Corporation.

2.15  Full Disclosure. All the representations and warranties made by the Corporation herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Corporation, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

ARTICLE III
PHARMCO'S REPRESENTATIONS AND WARRANTIES

Pharmco hereby makes the following representations and warranties to the Corporation, each of which Pharmco represents to be true and correct on the date hereof and (except as Pharmco may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by Pharmco to be true and correct at the time of the Closing.

3.1  Organization. Pharmco is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. Pharmco has the full power and authority to own all its assets and to conduct its business as and where its business is presently conducted. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of Pharmco are to be attached hereto as Schedule 3.1. Pharmco has no subsidiaries or equity interest in any entity.

3.2  Membership Ownership. Schedule 1.1 sets forth the owners of all of the issued and outstanding Membership Interests of Pharmco as of the date hereof. All the issued and outstanding membership interests are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Pharmco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members of Pharmco may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Pharmco is a party or by which it is bound obligating Pharmco to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests or other equity or voting securities of Pharmco or obligating Pharmco to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Pharmco to repurchase, redeem or otherwise acquire or make any payment in respect of any membership interests. Notwithstanding the foregoing, if prior to closing, Pharmco shall issue additional membership interests, Pharmco shall so advise the Corporation. However, the total number of shares of the Exchanged Corporation Stock to be delivered to the Pharmco Members shall not be adjusted as a result of any increase or decrease in the number of membership interests.

No additional Membership Interests will be issued following execution of this Agreement unless terminated as provided for herein.

3.3  Authority and Approval of Agreement.

(a) The execution and delivery of this Agreement by Pharmco and the performance of all Pharmco's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Pharmco pursuant to applicable law. Pharmco has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b) This Agreement and each of the other documents, instruments and agreements executed by Pharmco in connection herewith constitute the valid and legally binding agreements of Pharmco, enforceable against Pharmco in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

3.4  No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by Pharmco in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Organization or Bylaws of Pharmco, any provision of any Contract to which Pharmco or its assets may be bound, any judgment to which Pharmco is bound or any law applicable to Pharmco; or (ii) result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, any other capital stock of Pharmco or any of the assets of Pharmco; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Pharmco.

3.5  Consents. Subject only to the consents of the Pharmco members, the execution, delivery and performance by Pharmco of this Agreement and the consummation by Pharmco of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

3.6  Pharmco Financial Statements. Pharmco shall provide the Company with audited financial statements as required by the Securities and Exchange Commission as a condition precedent to closing.

3.7  Contracts. Schedule 3.8 will set forth an accurate, current and complete list and description of each material Contract (other than this Agreement) to which Pharmco is a party or by which Pharmco or any of its assets are bound. An accurate, current and complete copy of each material Contract described in Schedule 3.8 hereto shall be furnished to the Corporation prior to Closing.

3.8  Labor Matters. Pharmco is not and has never been a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, Pharmco, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement. No former employee of Pharmco has any claim against Pharmco (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time-off or pay in lieu of vacation or time-off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against Pharmco arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

3.9  Environmental Matters. Except as set forth in Schedule 3.12 Pharmco has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where Pharmco has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by Pharmco.

3.10  Books and Records. Pharmco's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of Pharmco's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which Pharmco is or was a party or by which Pharmco or any of its assets are or were affected.

3.11  Taxes. Except as otherwise disclosed in this Agreement, all taxes due, owing and payable by Pharmco have been fully paid. The amounts set up as provision for taxes on the Pharmco Balance Sheet are sufficient for the payment of all accrued and unpaid taxes of Pharmco, whether or not disputed. The amount set up as provision for taxes on Pharmco's books and records for the current fiscal year through the Closing shall be sufficient for the payment of all accrued and unpaid taxes of Pharmco, whether or not disputed, for such period. No claim for any tax due from or assessed against Pharmco is being contested by Pharmco. None of Pharmco's tax returns or reports has been audited by the Internal Revenue Service or any state or local tax authority, and Pharmco has not received any notice of deficiency or other adjustment from the Internal Revenue Service or any state or local tax authority. There are no agreements, waivers or other arrangements providing an extension of time with respect to the assessment of any tax against Pharmco, nor are there any tax proceedings now pending or threatened against Pharmco. No state of facts exists or has existed, nor has any event occurred, which would constitute grounds for the assessment of any further tax against Pharmco.

3.12  Litigation. Except as set forth in Schedule 3.12, Pharmco is not a party to, the subject of, or threatened with any litigation nor, to the best of Pharmco's knowledge, is there any basis for any litigation. Pharmco is not contemplating the institution of any litigation.

3.13  Other Liabilities. No claim of breach of contract, tort, product liability or other claim (whether arising from Pharmco's business operations or otherwise), contingent or otherwise, has been asserted or threatened against Pharmco nor, to the best of Pharmco's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against Pharmco. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

3.14  Consents. The execution, delivery and performance by Pharmco of this Agreement and the consummation by Pharmco of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

3.15  Judgments. There is no outstanding judgment against Pharmco. There is no health or safety problem involving or affecting Pharmco. There are no open workers compensation claims against Pharmco, or any other obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, partner, director, officer, employee or agent of Pharmco, or any heir or personal representative thereof, against Pharmco or any successor to the business of Pharmco.

3.16  Compliance with Laws. Pharmco and its business are in full compliance with all laws.

3.17  Improper Payments. Neither Pharmco, nor any of its current or former shareholders, partners, directors, officers or employees or agents, nor any person acting on behalf of Pharmco, has, directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or assets of Pharmco were donated, lent or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. Pharmco has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the Pharmco corporate books and records, or which account was not listed, titled or identified in the name of Pharmco.

3.18  Full Disclosure. All the representations and warranties made by Pharmco herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Pharmco, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

ARTICLE IV
PHARMCO MEMBERSHIP INTERESTS' REPRESENTATIONS,
WARRANTIES AND AGREEMENTS

Each Pharmco Member hereby makes the following representations and warranties to the Corporation, each of which such Pharmco Member represents to be true and correct on the date hereof and (except as such Pharmco Member may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by such Pharmco Member to be true and correct at the time of the Closing.

4.1  Title to Membership Interest. He is the sole owner, legally and beneficially, of the Pharmco Membership Interest stock set forth on Exhibit Schedule 1.1 hereto opposite his name, the consideration payable by him therefore has been paid and such membership interest is fully paid and nonassessable and free and clear of all encumbrances of every kind. He has full legal right, power and authority to enter into this Agreement and to sell, assign and transfer such membership interest to the Corporation. The delivery to the Corporation of such membership interest pursuant to the provisions of this Agreement will transfer to the Corporation valid title thereto, free and clear of all encumbrances of every kind except any created by the Corporation. The Pharmco membership interest represents his entire interest in Pharmco. He has no other rights, claims or interest to, against or in Pharmco, or its officers and directors.

4.2  Enforceability. This Agreement and each of the other documents, instruments and agreements executed by him in connection herewith constitute the valid and legally binding agreements of him, enforceable against him in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

4.3  Brokerage Fees. There is no person acting on behalf of him who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V
INTERPRETATION AND SURVIVAL OF
REPRESENTATIONS AND WARRANTIES

5.1  Interpretation. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

5.2  Survival. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the consummation of the transaction contemplated hereby and any investigation.

ARTICLE VI
OBLIGATIONS PRIOR TO CLOSING

6.1  Conduct of the Corporation and Pharmco Pending Closing. During the period from the date hereof until the Closing Date, except with the express prior written consent of the other party, the Corporation and Pharmco hereby covenant and agree that:

(a) each shall maintain its existence in good standing in the state of its incorporation and each other jurisdiction where it is required to be licensed or qualified as a foreign corporation, and shall not alter or amend its Articles of Incorporation or Bylaws;

(b) each shall duly and timely file all returns and reports required by any law to be filed by it, shall promptly pay when due all taxes assessed against it or any of its assets, and shall conform to and fully comply with all the laws pertaining to its assets or the conduct of its business; and

(c) each shall not take any action, or enter into any agreement that would cause a breach of any of the representations and warranties made herein by the Corporation or Pharmco, as applicable.

ARTICLE VII
CONDITIONS PRECEDENT TO PHARMCO'S AND THE
PHARMCO MEMBERSHIP INTERESTS' OBLIGATIONS

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Pharmco's and each of the Pharmco Membership Interests' respective obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII, except to the extent that such satisfaction is waived in writing by Pharmco and a majority in interest of the Pharmco Membership Interests.

7.1  Representations and Warranties of the Corporation.  All representations and warranties made by the Corporation in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

7.2  Performance of this Agreement. The Corporation shall have duly performed or complied with all the obligations under this Agreement to be performed or complied with by the Corporation on or prior to the Closing.

7.3  Absence of Litigation. No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of the Corporation.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE
CORPORATION'S OBLIGATIONS

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, the Corporation's obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VIII, except to the extent that such satisfaction is waived by the Corporation in writing.

8.1  Representations and Warranties of Pharmco and the Pharmco Members. All representations and warranties made by Pharmco and the Pharmco Members contained in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

8.2  Performance of this Agreement. The owners of 100% of the issued and outstanding membership interests of Pharmco shall have executed this Agreement. Pharmco and the Pharmco Members shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by them on or prior to the Closing.

8.3  Absence of Litigation. Except as otherwise disclosed in this agreement, no litigation has been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement.

8.4  Deliveries of Audited Financial Statements. Closing shall be contingent upon delivery of the Pharmco audited financial statements in accordance with applicable rules and regulations. If said statements have not been delivered on or before March 31, 2008, the Company, in its sole and absolute discretion may terminate this Agreement.

8.5  Schedules. Pharmco shall have provided to the Corporation all referenced schedules.

ARTICLE IX
OBLIGATIONS AT CLOSING

9.1  Obligations of the Corporation to Pharmco and the Pharmco Members at Closing. The Corporation hereby covenants and agrees to deliver or cause to be delivered to Pharmco and Pharmco Members at the Closing the following:

(a) Duly issued certificates (legended as provided in Section 1.5(a)(iii) hereof) representing all the Exchanged Corporation Stock, together with any documentary stamps required in connection with such transfer and such other appropriate documents and instruments of transfer as Pharmco may reasonably request.

(b) An Active Status Certificate for the Corporation, dated no earlier than ten (10) days before the Closing, from the State of Delaware.

(c) A copy of the resolutions adopted by the Board of Directors of the Corporation, certified by its corporate secretary, which resolutions authorize it to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

9.2  Pharmco's Obligations to the Corporation. Pharmco agrees to deliver or cause to be delivered to the Corporation at the Closing the following:

(a) A Good Standing Certificate for Pharmco dated no earlier than ten (10) days before the Closing, from the State of Florida.

(b) A copy of the resolutions adopted by the Board of Directors of Pharmco, certified by its corporate secretary, which resolutions authorize it to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

(c) All outstanding Pharmco Membership Interests to be exchanged for the Exchanged Corporation Stock free and clear of all encumbrances.

9.3  Pharmco Members’ Obligations to the Corporation at Closing. Each Pharmco Member hereby covenants and agrees to deliver to the Corporation at the Closing the following:

(a) If not previously delivered to the Corporation, all his Pharmco Membership Interests, free and clear of all encumbrances, together with all certificates evidencing same and stock powers therefore, in a form acceptable to the Corporation, duly executed in blank.

(b) Such other documents and instruments as counsel to the Corporation may reasonably request.

ARTICLE X
TERMINATION

10.1  Termination on Default. If, prior to the Closing, a party hereto shall materially breach or default in the full and timely performance and satisfaction of any of its representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth (5th) day after the date notice is given by the non-defaulting party to the defaulting party specifying the nature of such breach or default (or at or before the time of the Closing if sooner), then the non-defaulting party may terminate this Agreement immediately upon notice to the defaulting party; provided, however, that no Pharmco Membership may terminate this Agreement.

10.2  Termination at Closing. If any of the conditions set forth in this Agreement are not satisfied at or before the time of the Closing, then either party may terminate this Agreement upon notice to the other.

   ARTICLE XII
MISCELLANEOUS

11.1  Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid.

11.2  Entire Agreement. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless same shall be in writing and signed by the parties hereto.

11.3  Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

11.4  Amendment. The parties hereby irrevocably agree that no attempted amendment, modification or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

11.5  No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

11.6  Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.7  Counterparts. This Agreement and any Amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11.8  Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.9  Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida.

11.10 Further Assurances. The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.11 Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

11.12 Confidentiality. Except for discussions of the transactions contemplated by this Agreement among the parties hereto and their respective representatives and counsel participating in this transaction, and except as may be required of the Corporation pursuant to federal securities laws, each party hereto shall, unless all other parties hereto shall otherwise agree, keep confidential and not, directly or indirectly, disclose to any person the existence of this Agreement, the transaction contemplated by this Agreement or any of the terms thereof, or the fact that the Corporation and Pharmco have entered into discussions or negotiations for any purpose whatsoever, and each party hereto shall use its good faith efforts to cause its employees, agents, officers, directors and representatives to abide by the foregoing restrictions on disclosure.

WAIVER OF CONFLICT: YOU WIL BE EXECUTING A LEGALLY BINDING AGREEMENT. THIS AGREEMENT HAS BEEN PREPARED BY JEFFREY G. KLEIN, ATTORNEY, AS COUNSEL FOR SFH I ACQUISITION CORP. EACH SIGNATORY TO THIS AGREEMENT HAS BEEN URGED TO SEEK INDEPENDENT COUNSEL WITH RESPECT TO THE EXECUTION OF THIS AGREEMENT AND THE CONSEQUENCES TO EACH INDIVIDUAL OR MEMBER AS A RESULT OF EXECUTING THIS AGREEMENT. PRIOR TO EXECUTION OF THIS AGREEMENT, EACH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH INDEPENDENT COUNSEL. BY EXECUTION OF THIS AGREEMENT, EACH SIGNATORY HERETO WAIVES ANY POTENTIAL CONFLICT OF INTEREST.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

SFH I ACQUISITION CORP.

By:
Name: Armen Karapetyan
Title: President

PHARMCO, LLC

By:
Name: Avraham Friedman
Title: MANAGER

PHARMCO LLC MEMBERS

Armen Karapetyan

Avraham Friedman

Andy Subachan